Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1996 - A Owner Trust
                          For the Month of April 2000
                       Distribution Date of May 15, 2000
                            Servicer Certificate #48

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $40,299,291.66
Beginning Pool Factor                                        0.0876178

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $2,984,268.02
     Interest Collected                                    $251,741.43

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $11,064.22
Total Additional Deposits                                   $11,064.22

Repos / Chargeoffs                                          $69,126.54
Aggregate Number of Notes Charged Off                               69

Total Available Funds                                    $3,247,073.67

Ending Pool Balance                                     $37,245,897.10
Ending Pool Factor                                           0.0809792

Servicing Fee                                               $33,582.74

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,653,356.84
     Target Percentage                                           5.00%
     Target Balance                                      $1,862,294.86
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                   ($48,400.92)
     Ending Balance                                      $9,604,955.92

Current Weighted Average APR:                                   8.841%
Current Weighted Average Remaining Term (months):                11.18

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days            $667,524.84       439
                                 31 - 60 days           $170,606.73        99
                                 60+  days              $124,818.31        44

     Total:                                             $962,949.88       452

     Balances:                   60+  days              $673,059.81        44

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $48,400.92
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account           ($53,865.34)
     Beginning Balance                                $9,653,356.84

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of April 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $40,299,291.66
Ending Pool Balance                           $37,245,897.10

Collected Principal                            $2,984,268.02
Collected Interest                               $251,741.43
Charge - Offs                                     $69,126.54
Liquidation Proceeds / Recoveries                 $11,064.22
Servicing                                         $33,582.74
Cash Transfer from Reserve Account                $53,865.34
Total Collections Avail for Debt Service       $3,267,356.27

Beginning Balance                             $40,299,291.66             $0.00     $34,608,995.33     $5,690,296.33

Interest Due                                     $213,961.71             $0.00        $183,139.27        $30,822.44
Interest Paid                                    $213,961.71             $0.00        $183,139.27        $30,822.44
Principal Due                                  $3,053,394.56             $0.00      $2,915,991.80       $137,402.76
Principal Paid                                 $3,053,394.56             $0.00      $2,915,991.80       $137,402.75

Ending Balance                                $37,245,897.10             $0.00     $31,693,003.53     $5,552,893.58
Note / Certificate Pool Factor                                          0.0000             0.0913            0.2683
   (Ending Balance / Original Pool Amount)
Total Distributions                            $3,267,356.27             $0.00      $3,099,131.07       $168,225.19

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                       $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,653,356.84
(Release) / Draw                                 ($48,400.92)
Ending Reserve Acct Balance                    $9,604,955.92

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of April 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                 5               4                3                2                1
                              Nov-99            Dec-99          Jan-00           Feb-00           Mar-00           Apr-00
Beginning Pool Balance    $62,381,506.88   $57,024,922.28   $53,062,544.68   $49,297,540.90   $45,557,777.01   $40,299,291.66

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $16,230.71       $43,120.73       $25,930.25       $13,739.48       $23,449.13       $69,126.54
    Recoveries               $123,046.97      $100,964.67       $59,893.79       $80,396.38       $29,849.77       $11,064.22
Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)          $82,790.46                Total Charged off (Months 1 - 6)         $191,596.84
   Total Recoveries (Months 3, 2, 1)          $121,310.37                Total Recoveries (Months 1 - 6)          $405,215.80
   Net Loss / (Recoveries) for 3 Mos          ($38,519.91)(a)            Net Loss/(Recoveries) for 6 Mos.        ($213,618.96)(c)

Total Balance (Months 5, 4, 3)            $159,385,007.86 (b)            Total Balance (Months 1 - 6)         $307,623,583.41  (d)

Loss Ratio Annualized  [(a/b) * (12)]            -0.2900%                Loss Ratio Annualized [(c/d) (12)]          -0.8333%

Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                         No

                                                                                 Feb-00           Mar-00           Apr-00
B)   Delinquency Trigger:                                                       $894,131.12      $820,508.00      $673,059.81
     Balance delinquency 60+ days                                                  1.81374%         1.80103%         1.67015%
     As % of Beginning Pool Balance                                                1.34197%         1.64170%         1.76164%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                 2.0883%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
           R. W. Cain
           Vice President and Treasurer